Exhibit 99.2
JOINT FILER INFORMATION
This Statement on Form 4 is filed by Seaport Capital Partners II, L.P., Seaport Investments, LLC, CEA Investment Partners II, LLC,
Seaport Associates, LLC, William K. Luby and James J. Collis.

The principal business address of each of the Reporting Persons is 199 Water Street, New York, NY 10038.

Name of Designated Filer:  Seaport Capital Partners II, L.P.
Date of Event Requiring Statement:  December 16, 2004
Issuer Name and Ticker or Trading Symbol: Rural LEC Acquisition LLC [OTT]


SEAPORT CAPITAL PARTNERS II, L.P.

By:	CEA INVESTMENT PARTNERS II, LLC
	Its General Partner

	By:	SEAPORT ASSOCIATES, LLC
		Its Member and Authorized Representative

		By: /s/ Michael Weaver
		Name: Michael Weaver
		Title: Attorney-in-Fact


SEAPORT INVESTMENTS, LLC

By: /s/ Michael Weaver
Name: Michael Weaver
Title: Attorney-in-Fact


CEA INVESTMENTS PARTNERS II, LLC

By:	SEAPORT ASSOCIATES, LLC
	Its Member and Authorized Representative

	By: /s/ Michael Weaver
	Name:  Michael Weaver
	Title:  Attorney-in-Fact


SEAPORT ASSOCIATES, LLC

By: /s/ Michael Weaver
Name: Michael Weaver
Title: Attorney-in-Fact



WILLIAM K. LUBY

By: /s/ Michael Weaver
Name: Michael Weaver
Title: Attorney-in-Fact


JAMES J. COLLIS

By: /s/ Michael Weaver
Name: Michael Weaver
Title: Attorney-in-Fact